Exhibit 99.1

EFiled: Oct 10 2007 11:29AM EDT Transaction ID 16612711 Case No. 3284-CC

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN AND FOR NEW CASTLE COUNTY

IN RE BIOENVISION, INC., a Delaware	)
corporation.	)	C.A. No. 3284-CC
)

ORDER

WHEREAS, there is good cause under 8 De/. C. § 231(c) to reopen the polls for the special meeting of the Bioenvision, Inc. (“Bioenvision”) stockholders to vote on the merger agreement (the “Merger Agreement”) with Genzyme, Inc. (“Genzyme”);

IT IS HEREBY ORDERED, this 10th day of October 2007, as follows:

1.                                       Bioenvision shall convene the special stockholder meeting on October 22, 2007 to vote on the Merger Agreement. The record date for the special meeting on October 22, 2007, shall be the same record date for the Bioenvision stockholder meetings on October 4, 5 and 10, 2007 – September 5, 2007 (the “Record Date”).

2.                                       Bioenvision may accept for consideration by the inspector at the special meeting on October 22, 2007 all votes, proxies or ballots relating to the Merger Agreement delivered by any record holder of Bioenvision stock as of the Record Date prior to the closing of the polls at the Bioenvision stockholder meeting on October 22, 2007. In accordance with and subject to 8 Del. C. § 262, appraisal rights relating to the Merger Agreement shall be available to all Bioenvision stockholders prior to the taking of the vote on October 22, 2007.

3.                                       Bioenvision shall give notice of the events relating to the October 4 and 5, 2007 stockholder meetings, this Order and the procedures specified herein for the Bioenvision stockholder vote on the Merger Agreement at the special meeting on October

22, 2007 by (i) press release issued by 5:00 p.m. on October 10th, 2007: and (ii) a mailing to all record holders of Bioenvision stock as of the Record Date on or before October 11th, 2007.

4.                                        This Court retains jurisdiction over this  litigation  and the parties’ compliance with the terms of this Order.

Chancellor

APPROVED AS TO FORM:

/s/ Thomas A. Beck	/s/ Kevin G. Abrams
Thomas A. Beck (#2086) Daniel A. Dreisbach (#2584) RICHARDS, LAYTON & FINGER, P.A. One Rodney Square P.O. Box 551 Wilmington, DE 19899 (302) 651-7000	Kevin G. Abrams (#2375) John M. Seaman (#3868) ABRAMS & LASTER LLP Brandywine Plaza West 1521 Concord Pike, Suite 303 Wilmington, DE 19803 (302) 778-1000

Of Counsel:	Of Counsel:

Christopher J. Denn James R. Kasinger Edward H. Lee GOODWIN, PROCTER LLP Exchange Place 53 State Street Boston, Massachusetts 02110 (617) 570-1000	Paul M. Kinsella Christopher G. Green Daniel J. Maher Lila A. Palmer ROPES & GRAY LLP One International Place Boston, MA 02110 (617) 951-7000
Attorneys for Bioenvision, Inc.	Attorneys for Genzyme Corporation and Wichita Bio Corporation